STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The name of this Corporation is K-KITZ, INCORPORATED.

Its registered office in the State of Delaware is to be located at:

37046 Teal Ct
Selbyville, DE 19975
Sussex County

The registered agent in charge thereof is Ms. Jennifer Hill.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The amount of the total stock of this corporation is authorized to issue is:

Common Stock:	One Billion Shares (1,000,000,000) with a par value of $0.000001 US.
Preferred Stock:	Twenty Million Shares (20,000,000) with a par value of $0.000001 US.

The name and mailing address of the incorporator are as follows:

Mr. Kevin Lynch
1982 Heatheliff Drive 1B
Columbus, OH 43209

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of August, A.D. 2006.

BY: ____________
(Incorporator)

Name: Kevin A. Lynch

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:16 PM 08/08/2006
FILED 04:16 PM 08/08/2006
SRV 060742832 - 4202199 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That in a meeting of Incorporators of K-Kitz, Incorporated, resolutions were unanimously adopted by the Incorporators setting forth an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable.

The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Ninety Five Million (95,000,000) with a par value of $0.000001 (USD)
PREFERRED STOCK:	Five Million (5,000,000) with a par value of $0.000001 (USD)

SECOND: K-Kitz, Incorporated certifies that the corporation has not received any payment for any of its stock and that the amendment has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware, and shall be executed, acknowledged and filed in accordance with Section 103 of this title.

IN WITNESS WHEREOF, the facts herein stated are true and I have accordingly hereunto set my hand this 19th day of December, 2008.

By: [signature]
Name: Kevin A. Lynch, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 01/12/2009
FILED 02:53 PM 01/12/2009
SRV 090025594 - 4202199 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:51 PM 04/08/2009
FILED 02:51 PM 04/08/2009
SRV 090346628 - 4202199 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

K-KITZ, INCORPORATED
(a Delaware Corporation)

The undersigned, Jennifer H. Jarvis, hereby certifies that:

1. She is the President, Chief Executive Officer and Chief Financial Officer of K-Kitz, Incorporated (the "Corporation"), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. The name of the Corporation is "K-Kitz, Incorporated." The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on August 8, 2006.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The fifth paragraph of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Ninety Five Million (95,000,000) with a par value of $0.000001 (USD)
PREFERRED STOCK:	Five Million (5,000,000) with a par value of $0.000001 (USD)

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

5. The following additional paragraphs are hereby added to the Certificate of Incorporation of the Corporation, to read as follows:

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed as of the 19th day of December 2008.

By: /s/Jennifer H. Jarvis
Jennifer H. Jarvis
President, Chief Executive Officer and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:30 PM 06/29/2010
FILED 03:30 PM 06/29/2010
SRV 100701013 - 4202199 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
K-KITZ, INCORPORATED

The undersigned, Jennifer Jarvis, does hereby certify as follows:

1. She is the President, Chief Executive Officer and Chief Financial Officer of K-Kitz, Incorporated, a Delaware corporation (the "Corporation"), and is duly authorized by the written consent of the Board of Directors of the Corporation to execute this instrument.

2. This Certificate of Amendment to the Certificate of Incorporation was duly approved by the Corporation's Board of Directors, in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware, and duly adopted by written consent of the holder of a majority of the outstanding shares of common stock of the corporation, in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The first paragraph of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

"The name of this Corporation is BACTERIN INTERNATIONAL HOLDINGS, INC."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of the 24th day of May, 2010.

/s/ Jennifer Jarvis
Name: Jennifer Jarvis
Title: President and Chief Executive Officer and Chief Financial Officer

DEN 97,201,560